Dated as of: April 20, 2001

                                                     VIA FACSIMILE
                                                    (203) 359-5115



SPIN/VIBE Ventures LLC
205 Lexington Ave
New York, N.Y. 10016-6022

Attn: Robert L. Miller

Re: SPIN & VIBE -w- Uncommon Media Group, Inc.

Gentlemen:

         WHEREAS, Uncommon Media Group, Inc. (Company) is engaged in the business of creating interactive audiovisual devices in the form of CD/DVD-ROMs which include various forms of content as well as advertising and hyper-links among its features and are distributed by way of inclusion as so-called outserts in various magazines;

         WHEREAS, Company is creating a CD/DVD-ROM (the Disc) for inclusion as an outsert in one or more of the magazine publications of the SPIN/VIBE which will feature promotional content concerning, among other things, various SPIN/VIBE artists and events promoted by the SPIN/VIBE, current videos and related music, film and television programs, merchandise catalogs and related materials (the Content);

         WHEREAS, SPIN/VIBE is desirous of including in its magazine(s) audiovisual and/or audio-only material featuring various of its artists and events as well as the merchandise available for purchase by the public;

         ACCORDINGLY, in consideration of the mutual promises herein contained and other good and valuable consideration, receipt of which is hereby acknowledged, the SPIN/VIBE and Company agree as follows:

         1. Grant of Rights: The SPIN/VIBE hereby irrevocably grants to Company, on a gratis basis: (i) the right to embody the Content as described on Exhibit A annexed hereto, on the Disc in the manner described in paragraph 2 below and
(ii) the right use the SPIN/VIBE name and logo, approved photographs and approved likenesses of each person featured in each Video-Clip in connection with the Disc as described in paragraph 2 below. Company acknowledges and agrees that the Disc will be distributed solely by way of inclusion as a free outsert to subscribers in issue(s) of SPIN/VIBE produced magazine agreement entitled SPIN Magazine (est. circulation 526,424) and VIBE Magazine (est. circulation701,624) as well as a Special Event Discs (Concerts, interviews). With Working tiles as SPIN SPECIAL EDITION Volumes 1,2,3 and VIBE SPECIAL EDITION Volumes 1,2,3 compilation series.


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         2. General Description of the Disc/Use of Materials Provided by You:
            ----------------------------------------------------------------

         (a) (i) The Disc will be comprised of at least four (4) different areas containing promotional content concerning: (A) music; and/or (B) fashion; and/or (C) beauty; and/or (D) travel; and/or (E) backstage footage; and/or (F) a link to an approved interactive online merchandising site. When the Disc is accessed by the user, it will run a short audiovisual presentation highlighting some or all of the Content of the Disc (the Opening Sequence). Following the conclusion of the Opening Sequence, the user will be presented with a menu of Areas of the Disc (the Main Menu), from which the user may access any of such Areas. Once the user has selected a particular Area from the Main Menu, a menu describing the general content for that Area will appear (an Area Menu). Based on the user's selection from the Area Menu, he/she will be presented with various sub-menus for that Area (each, an Area Sub-Menu), and based on the user's selection from an Area Sub-Menu, he/she will be presented with specific content in a separate on-screen window (a Content Window).

                  (ii) The Area Menu will be further divided by particular genres of Content (e.g., interviews/bios, fashion/beauty, merchandise, travel, backstage footage, music/music videos, nostalgia, video games, screen savers, movie previews, etc.). Once the user has selected a particular genre from the Area Menu, he/she will be presented with the Area Sub-Menu for that genre which will give him/her the choice of viewing any of the video-clips embodied in that Area relevant to such genre. Once the user has selected a particular video-clip, a Content Window will appear and the video-clip concerned will be presented.

         (b) (i) Company will embody the Video-Clips in the applicable genre-related section of an Area as specified on Exhibit A annexed hereto. At each genre-related Area Sub-Menu, the name and approved photograph of each relevant artist, as well as the title of each relevant Video-Clip shall appear on-screen. Once a particular Video-Clip is selected by the user from the applicable genre-related Area Sub-Menu, a Content Window will appear and the Video-Clip concerned will be presented. While such Content Window is accessed, the name of the particular artist, for example, the name of the Video-Clip and your name and logo will appear on-screen. Additionally, while such Content Window is accessed and Video-Clip presented, the user will be presented with multiple hyperlinks which, if the user is then on-line, will connect the user to the website for that artist or to your preferred on-line merchandise retailer to purchase general SPIN/VIBE or an artist's signature item of merchandise. In addition to the use of the Video-Clips described above, you also acknowledge that Company shall have the right to include shorter portions of each or any Video-Clip in the Opening Sequence.

                  (ii) Company shall have the right to use the name and approved photograph of each artist featured in each Video-Clip on the outside packaging of the Disc and in any promotional advertisements.

         (c) You acknowledge and agree that, except as otherwise provided herein, the specific Content contained on the Disc, the appearance and location of such content, and all other elements relating to the Disc shall be determined by Company in its sole discretion. In connection with the foregoing:

                  (i) You acknowledge that Company has advised you that it is entering to similar licensing arrangements with other magazine publishers and that its services are not exclusive to the SPIN/VIBE.

                  (ii) You acknowledge that Company has advised you that Company will include hyperlinks in various places on the Disc which will connect the user to Company's and sponsor's and advertiser's websites. The location, placement and form of such hyperlinks shall be determined in Company's sole discretion. Once the user is connected to Company's website, the user will be surveyed to compile demographic information, as well as such other information as Company may determine (including, without limitation, information concerning preferences relating to the Content contained on the Disc). Notwithstanding anything to the contrary expressed or implied herein, Company shall be exclusive owner of all such user information it so compiles. Nevertheless, the Company agrees to share with SPIN/VIBE and any of its advertisers or sponsors such data as SPIN/VIBE shall, in writing, authorize and instruct it to so share at no cost to SPIN/VIBE.


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         3. Delivery: You shall deliver to Company each Video-Clip and at least one (1) approved photograph of each artist no later than 90 days prior to the scheduled date for closing of materials for the subject issue. Each Video-Clip will be delivered in Beta or Beta SP format or such other format as Company may approve. SPIN/VIBE shall deliver all necessary art or video content it wishes included on the Disc at least 90 days prior to the agreed date of distribution/outsert, all of which material shall be in digital file format TIFF (200Dpi min) and or scanable high quality 8"x10" photos.

         4. Advertising: You acknowledge that Company will be selling space on the Disc to various advertisers and sponsors. The Company agrees to share with SPIN/VIBE all sales contact information with SPIN/VIBE's print advertising sales department or other appropriate SIN/VIBE department, provided that such disclosure of information will not violate any agreements between Company and advertisers and sponsors.

         5. Third Party Clearances: You shall be solely responsible for obtaining and delivering to Company, at no cost to Company, all necessary licenses, clearances, consents and permissions to enable Company to fully exploit the Disc as contemplated herein (including, without limitation, all licenses and consents from each artist featured in the Video-Clips or photos and each other third party rendering services in connection with the creation of, or otherwise entitled to compensation in connection with the exploitation of, the Video-Clips. You shall also be solely responsible for obtaining, at no cost to Company, a license from the music publisher of each musical composition embodied in the Video-Clips & Photos, and master recording and/or video footage, which licenses grant to Company the synchronization and/or mechanical reproduction rights necessary to allow Company to embody such musical compositions, master recordings and video footage on the Disc as provided herein. Your delivery to Company of the materials required pursuant to paragraph 3 shall be deemed to be your representation to Company that you have obtained all necessary licenses, clearance and consents as described in this paragraph 5.

         7. Warranties, Representations and Indemnity:
            -----------------------------------------

         (a) You warrant, represent, covenant and agree that: (i) You have the full and unfettered right to enter into this agreement and to grant the rights granted to Company herein, and are not under any disability, restriction, or prohibition, whether contractual or otherwise, with respect to your right to execute this agreement and perform its terms and conditions; (ii) Company shall not be required to make any payments of any nature for or in connection with the acquisition, exercise or exploitation of rights by Company pursuant to this agreement. Without limiting the foregoing, Company shall have no obligation to pay any fee, advance or royalties to any artist, producer, music publisher, record company or other third party in connection with the exploitation of the Disc; and (iii) the materials provided by you hereunder (including, without limitation, the Video-Clips, any Audio-Only Masters and all photographs) shall not violate or infringe upon any common law or statutory rights of any person, firm or corporation, including without limitation, contractual rights, copyrights and rights of privacy.

         (b) You agree to indemnify and hold Company and its successors, assigns, agents, distributors, licensees, officers, directors, and employees harmless against any claim, liability, cost and expense (including reasonable attorneys' fees and legal costs) in connection with any claim which is inconsistent with any agreement, covenant, representation, or warranty made by you herein. You will reimburse Company upon demand for any payment made by Company in respect of any claim, liability, damage or expense to which the foregoing indemnity relates.

         8. Term: The Term of this Agreement shall be three (3) years from the date set forth above and shall be renewed for successive period of three (3) years unless either party hereto shall deliver written notice to the other at least ninety (90) days prior to the end of any three (3) year term, that it elects to terminate this Agreement.

         9. Costs/Profits:
            --------------

         (a) The Company shall advance the cost of digitizing all Content as required, as well as the costs of designing and otherwise authoring and producing the Disc pursuant to a pre-approved budget. These sums shall be reimbursed to Company out of gross revenues received from advertising and sponsorship sales and other revenues generated.


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         (b) SPIN/VIBE shall pay the costs associated with all Content associated with editorial footage as well as the costs associated with inserting the Disc in its magazines. These costs shall not be subject to reimbursement.

         (c) After reimbursement of the pre-approved costs advanced, all net revenues shall be split equally between the parties. Net revenues shall include all proceeds of the sale of advertising and sponsorships as well as all fees collected for product placements on the Disc, music played for promotional purposes, film clips included for promotional purposes on the Disc, or otherwise agreement realized by the parties as a result of their efforts pursuant to this Agreement.

         10. Miscellaneous:
             -------------

         (a) This agreement constitutes the entire agreement between you and Company (all prior negotiations, correspondence and agreements whether oral or written being merged herein). This agreement may not be modified except by an instrument in writing signed by both parties. A waiver of any breach by any party in any one instance shall not constitute a waiver of any subsequent breach, whether or not similar. If any part of this Agreement is determined to be void, invalid, inoperative or unenforceable by a court of competent jurisdiction or by any other legally constituted body having jurisdiction to make such determination, such decision shall not affect any other provisions hereof, and the remainder of this Agreement shall be effective as though such void, invalid, inoperative or unenforceable provision had not been contained herein.

         (b) This Agreement has been entered into in the State of New York, and its validity, construction, interpretation and legal effect shall be governed by the laws of the State of New York applicable to contracts entered into and performed entirely within the State of New York. All claims, disputes or disagreements which may arise out of the interpretation, performance or breach of this Agreement shall be submitted exclusively to the jurisdiction of the state courts of the state of New York or the Federal District Courts located in New York City; provided, however, if Company is sued or joined in any other court or forum (including an arbitration proceeding) in respect of any matter which may give rise to a claim by Company hereunder, you consent to the jurisdiction of such court or forum over any such claim which may be asserted by Company. Any process in any action or proceeding commenced in the courts of the State of New York arising out of any such claim, dispute or disagreement, may among other methods, be served upon you by delivering or mailing the same, via certified mail, addressed to you at the address given in this Agreement or such other address as you may from time to time designate by notice in conformity with paragraph 10(c) below.

         (c) Any notice desired or required to be given by either party hereunder to the other shall be in writing and shall be delivered by hand, or sent by registered or certified mail, telex, telefax, or telegraph (with all charges prepaid) to the respective addresses as set forth above until notice of a new address shall be duly given. Copies of all notices to Company shall be sent to Grubman, Indursky & Schindler, P.C., 152 West 57th Street, 31st Floor, New York, New York 10019, Attention: Larry H. Schatz, Esq.

         (d) Company shall have the right to assign this agreement or any of its rights hereunder, in whole or in part, to any subsidiary, affiliated, controlling or other related company, and to any person owning or acquiring a substantial portion of Company's stock or assets, and any rights so assigned may be also assigned by the assignee. Company shall also have the right to assign any of our rights hereunder to any our licensees in order to effectuate the purposes hereof.

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

         If the foregoing correctly reflects your understanding and agreement with us, please so indicate by signing below.

                                                 Very truly yours,

                                                 UNCOMMON MEDIA GROUP, INC.


                                                 By:____________________________

                                                 Name:__________________________

                                                 Title:_________________________



ACCEPTED AND AGREED TO:

Miller Publishing Inc & SPIN/VIBE Ventures LLC


By:____________________________

Name:__________________________

Title:___________________________


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